Joint Filer Information

FORM 4

Designated Filer: Lion/Hollywood L.L.C.

Other Joint Filers (names and addresses): Lion Capital Fund II, L.P., Lion Capital Fund II B, L.P., Lion Capital Fund II SBS, L.P., Lion Capital General Partner II LLP, Lion Capital LLP, Mr. Lyndon Lea, Mr. Neil Richardson and Mr. Robert Darwent

Addresses: The principal business address of each of the joint filers listed above is 21 Grosvenor Place, London SW1X 7HF, United Kingdom.

Date of Event Requiring Statement: March 13, 2011

Issuer Name and Ticker or Trading Symbol: American Apparel, Inc. [APP]

Signatures:

LION CAPITAL FUND II, L.P.

By:      Lion Capital LLP,
its Manager

By:      /s/ Janet Dunlop
Name: Janet Dunlop
Title:   Attorney-in-Fact

LION CAPITAL FUND II B, L.P.

By:      Lion Capital LLP,
its Manager

By:      /s/ Janet Dunlop
Name: Janet Dunlop
Title:   Attorney-in-Fact

LION CAPITAL FUND II SBS, L.P.

By:      Lion Capital LLP,
its Manager

By:      /s/ Janet Dunlop
    Name: Janet Dunlop
Title:   Attorney-in-Fact

LION CAPITAL GENERAL PARTNER II LLP

By:      Lion Capital LLP,
its Manager

By:      /s/ Janet Dunlop
    Name: Janet Dunlop
Title:   Attorney-in-Fact

LION CAPITAL LLP

By:      /s/ Janet Dunlop
    Name: Janet Dunlop
Title:   Attorney-in-Fact

LYNDON LEA

By:      /s/ Janet Dunlop
    Name: Janet Dunlop
Title:   Attorney-in-Fact

NEIL RICHARDSON

By:      /s/ Janet Dunlop
    Name: Janet Dunlop
Title:   Attorney-in-Fact

ROBERT DARWENT

By:      /s/ Janet Dunlop
    Name: Janet Dunlop
Title:   Attorney-in-Fact